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                                                                     Exhibit 4-J



                                   EXHIBIT A

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT is made as of the _ day of May, 1996, by and between UNIMED PHARMACEUTICALS, INC, a Delaware corporation (the "Company") and BIOCHEM PHARMA (INTERNATIONAL) [NC., a corporation organized under the laws of Canada (the "Holder").

                                    RECITALS

     WHEREAS, the Company and the Holder have entered into an agreement providing for the purchase by the Holder of shares of common stock of the Company; and

     WHEREAS, the Holder wishes to have the right to require the Company to register the shares of common stock which it has agreed to purchase; and

     WHEREAS, the Company is willing to grant those rights, subject to certain terms and conditions;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. DEFINITIONS. For purposes of this Agreement:

           (a) The term "Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of May 9, 1996, between the Company and the Holder.

           (b) The term "Securities Act" means the Securities Act of 1933, as amended.

           (c) The term "Blue Sky laws" means the applicable state securities laws and regulations.

           (d) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act.

           (e) The term "Registrable Securities" means any and all shares of Common Stock purchased by the Holder pursuant to the Stock Purchase Agreement, and any additional shares of Common Stock issued to the Holder as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common





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      Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under Section 2 are not assigned.

           (f) The term "SEC" means the Securities and Exchange Commission.

           (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities as of the time such determination is made.

     2. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

           2.1 REQUEST FOR REGISTRATION.

                 (a) If the Company shall receive at any time after the second anniversary of the date hereof and (i) within sixty (60) days of the end of any of its first three fiscal quarters of each fiscal year or (ii) within one hundred twenty (120) days of the end of any fiscal year, a written request from the Holder that the Company file a registration statement under the Securities Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding and which represents an amount of Registrable Securities that would result in a sale by the Holder of the lesser of all Registrable Securities received by the Holder under the Stock Purchase Agreement for an aggregate offering price in excess of $200,000, then the Company shall, subject to the limitations of subsection 2.1(d), effect as soon as practicable. and in any event shall use its best efforts to file with the SEC within forty-five (45) days after the end of the fiscal quarter or fiscal year, as the case may be, in which such request was made, the registration under the Securities Act of all Registrable Securities which the Holder requests to be registered, and after such filing use its best efforts to cause such registration to be declared effective as soon as practicable; provided, however, that the rights of the Holder under this Section 2 shall be temporarily suspended during any period following a notice from the Company to such Holder under Section 2.2 with respect to a firm commitment underwriting, until such proposed registration shall have become effective, or shall be abandoned.

           (b) If the Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 2.1. The underwriter will be selected by the Holder and shall be acceptable to the Company, but the Company shall not unreasonably withhold such acceptance. The Holder shall (together with the Company as provided in subsection 2.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holder.





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           (c) The Company is obligated to effect only one (1) such
      registration pursuant to this Section 2.1 (counting for these purposes only a registration which has been declared effective and pursuant to which all Registrable Securities included in such registration have been sold).

           (d) Notwithstanding the foregoing, if the Company shall furnish to the Holder a certificate signed by an appropriate officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore appropriate to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Holder, and during such 60 day period, the Holder shall not request any additional registration; provided, however, that the Company may not utilize this right more than once in any twelve month period.

      2.2 THE COMPANY REGISTRATION. If (but without any obligation to do so) at any time after the second anniversary of the date hereof the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder) any of its stock or other securities under the Securities Act in connection with the public offering by the Company of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a stock plan of the Company, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Sections 2.7 and 3.1 and the rights of such other stockholders, cause to be registered under the Securities Act all of the Registrable Securities that such Holder has requested to be registered.

      2.3 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

           (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for up to one hundred eighty (180) days.

           (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.





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           (c) Furnish to the Holder such numbers of conformed copies of such registration statement and each amendment and supplement thereto (together with all exhibits filed therewith), such numbers of copies of a prospectus. including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

           (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

           (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder shall also enter into and perform its obligations under such an agreement. The Holder may require that any and all representations given for the benefit of the underwriters also be given to the Holder.

           (f) Notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           (g) Furnish, at the request of the Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance the Holders or underwriters may reasonably request, addressed to the underwriters, if any, and to the Holder and (ii) a letter dated such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder.

      2.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Securities that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Holder's Registrable Securities.





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     2.5 EXPENSES OF DEMAND REGISTRATION. All expenses (other than legal fees and expenses of counsel for the Holder and underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holder, unless the Holder agrees to forfeit its right to such demand registration pursuant to Section 2.1; provided further, however, that if at the time of such withdrawal, the Holder has learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holder at the time of its request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holder shall not be required to pay any of such expenses and shall retain its rights pursuant to Section 2.1.

      2.6 EXPENSES OF THE COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.2 for the Holder, including (without limitation) all
registration, filing,   and qualification fees, printers and accounting fees
relating or apportionable thereto, but excluding legal fees and expenses of counsel for the Holder, underwriting discounts and commissions relating to Registrable Securities, and those fees, if any, which are required by applicable Blue Sky laws or regulations to be borne by Holder as a condition to qualification.

      2. 7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2.2 to include any of the Holder's securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold, other than by the Company, the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering of the securities so included to be apportioned, subject to the prior rights, if any, of the stockholders other than the Holder, pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and





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     stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

      2.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of Section 2.

      2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2:

           (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Securities
      Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities for actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, and the Company will pay to the Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage. liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable he any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person, or in a situation in which the Violation was caused by the intentional act or omission of such Holder acting either in his individual capacity, or in the capacity as an officer of the Company.





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           (b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other person selling securities in such registration statement and any controlling person of any such underwriter or other person, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other Federal or state law insofar as such losses, claims, damages, or liabilities for actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, nor shall the Holder be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance by the Holder upon and in conformity with written information, if any, furnished by the Company or any underwriter or person controlling the Company expressly to the Holder for use in connection with such registration.

           (c) Promptly after receipt by an indemnified party under this
      Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in ( at participant's own expense), and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve an indemnifying party of liability for indemnification hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure, but in any event the omission so to deliver written





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           notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

           (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss. liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things. whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (f) No person shall be entitled to indemnification or contribution hereunder if such person shall have been finally determined to have been guilty of fraudulent misrepresentation under Section I l(f) of the Securities Act.

           (g) The obligations of the Company and Holder under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under Section 2, and otherwise.

      2.10 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to:

           (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

           (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and





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           (c) furnish to any Holder, so long as the Holder owns any
      Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form, but only if such information is necessary in order to determine whether the exemption is available, or in order to utilize the exemption.

     2.11 "MARKET STAND-OFF" AGREEMENT. The Holder hereby agrees that, during the period of duration, not to exceed ninety (90) days, specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that the period of duration specified above may be shortened with the prior written consent of the underwriter and the Company. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

      2.12 WITHDRAWAL RIGHTS REALLOCATION. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriters.

      3. MISCELLANEOUS.

      3.1 LIMITATION OF REGISTRATION RIGHTS. Any provision herein to the contrary notwithstanding, the Holder shall not have any registration rights hereunder (including rights under Sections 2.1 and 2.2), and all rights to
registration    hereunder shall terminate and shall be of no further force or effect if (a) the Holder is permitted to sell all of its Registrable Securities at the same time without restriction under Rule 144 and (b) the average weekly trading volume of shares of the same class as the Registrable Securities during the three (3) month period immediately prior to the date on which the Holder wishes to exercise its registration rights is equal to or greater than the number of Registerable Securities owned by such Holder.

      3.2 COORDINATION WITH OTHER RIGHTS. This Agreement, and the rights of the Holder, are subject to the rights of other holders of securities of the Company in effect on the date hereof, which are described on a Schedule to the Stock Purchase Agreement. Without limitation





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     of the foregoing, the rights of the Holder to a demand registration and to be included in other registrations may be superseded by the rights and actions of such other holders to have their securities registered and to be included in registration statements filed by the Company at its own initiative or pursuant to demand registration rights of others. By execution hereof, the Holder consents and agrees to all of such prior rights. Notwithstanding the foregoing, in no event shall the prior rights of any person have the effect of depriving the Holder of its one demand registration right, and if as a result of the exercise of any such prior rights, the Holder is unable to include in its demand registration all of the Registrable Securities which it wants to include, its demand registration rights shall continue, notwithstanding the exercise of such one demand, until the earlier of the time when all of the Registrable Securities requested to be included in such demand registration shall have been sold in transactions under which the purchasers are not further restricted from sales of such securities, or registration rights are otherwise terminated under the provisions of this Agreement.

      3.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Any provision herein to the contrary notwithstanding, it the Holder shall transfer any of the Registrable Securities, then the rights hereunder may also be transferred with such Registrable Securities, but in such event, the Holder and such assignees shall have no greater rights, as a group, than the Holder had under this Agreement prior to such transfer, and the Holder and each such assignee shall appoint one person who shall act hereunder on behalf of the Holder and all of the assignees.

      3.4 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

      3.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      3.6 NOTICES. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally, transmitted by telecopier (confirmation of receipt by confirmed facsimile transmission being deemed receipt of communication sent by telecopy) or five days after it was sent, by registered letter (or its equivalent) to the party to which it is directed at its address shown below or such other address as such party shall have last given by notice delivered in accordance herewith to the other party:





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     (a) If to the Investor, addressed to:

            BIOCHEM PHARMA (INTERNATIONAL) INC.
            275 Armand-Frappier Boulevard
            Laval, Quebec, Canada
            H7V 4A7
            Attention: Mr. Michael Grey
            Telecopier: (514) 978-7767

         With a copy to:

            BIOCHEM PHARMA INC.
            at the same address
            Attention: Mr. Charles Tessier, VP, Legal Affairs and
              Corporate Secretary
            Telecopier: (514) 978-7755;

     (b) If to the Company, addressed to:

             UNIMED PHARMACEUTICALS, INC.
             2150 East Lake Cook Road
             Buffalo Grove, Illinois USA 60089-1862
             Attention: Stephen M. Simes, President & CEO
             Telecopier: (847) 541 -2533

     with a copy to:

             Stephen E. Goodman
             Schwartz & Freeman
             401 N. Michigan Ave.
             Suite 1900
             Chicago IL USA 60611
             Telecopier: (312) 222-0818

      3.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      3.8 SUBJECT TO STOCK PURCHASE AGREEMENT. This Agreement is subject to the terms and conditions of the Stock Purchase Agreement. In the event of any inconsistency between this Agreement and the Stock Purchase Agreement, the terms of Stock Purchase Agreement shall govern. Capitalized terms used herein which are not defined herein shall have the definitions ascribed to them in the Stock Purchase Agreement.





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      3.9 SUBMISSION TO JURISDICTION.  The Company and the Holder hereby irrevocably submit to the jurisdiction and exclusive venue of any state or Federal court located in the State of Delaware over any action or proceeding, to enforce or defend any right under this Agreement or the Stock Purchase Agreement, or under any amendment, instrument, document, or agreement delivered, or that may in the future be delivered, in connection herewith or therewith, and the Company and the Holder hereby irrevocably agree that all claims to respect of any such action or proceeding may be heard and determined in such state or Federal court. The Company and the Holder hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. The Company and the Holder agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and the Holder agree not to institute any legal action or proceeding against the Company, the Holder or any of their directors, officers, employees, agents or properties, arising out of or relating to this agreement or any of the documents referred to above, in any court other than one hereinabove specified in this Section 3.9. Nothing in this Section 3.9 shall affect the right of the Company or the Holder to serve legal process in any other manner permitted by law, or the right of the Company or the Holder to bring any action or proceeding against the Property of the Company or the Holder in the courts of any other jurisdictions.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Amendment as of the date first above written.


                                           THE COMPANY:

                                           UNIMED PHARMACEUTICALS, INC.,


                                           By:
                                           Name and Title:

                                           HOLDER:

                                           BIOCHEM PHARMA (INTERNATIONAL) INC.


                                           By:
                                           Name and Title:


                                           By:
                                           Name and Title:





                                     A-13